Exhibit 10.1

January 31, 2018

Via Email: bretc@ageagle.com

AgEagle Aerial Systems, Inc.

Bret Chilcott, CEO

South 4th Street

Neodesha, KS 66757

RE:	Agreement and Plan of Merger (the “Merger Agreement”) dated October 19, 2017 by and between EnerJex Resources, Inc., AgEagle Merger Sub, Inc., AgEagle Aerial Systems, Inc., and Brett Chilcott as Shareholder’s Representative

Dear Mr. Chilcott:

Pursuant to Section 7.01(b) of the Merger Agreement, EnerJex Resources, Inc. hereby notifies you of the extension of the End Date as defined in the Merger Agreement, to March 31, 2018.

Sincerely,

ENERJEX RESOURCES, INC.

/s/ Louis G. Schott
Interim Chief Executive Officer

cc: Via Electronic Mail

Mitchell S. Nussbaum, Esq., Loeb & Loeb LLP <mnussbaum@loeb.com>